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                                                                   Exhibit 99.11

Preferred Stock Features
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
                    Series A                                              Series D
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
 Shares             37,186                                                3,000
 Outstanding
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 Amount Paid Per    $100                                                  $1000
 Share
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 Dividends          10% per annum payable quarterly in arrears            6% per annum payable quarterly in arrears,
                    beginning June 1, 1999; payable in shares of ATSI     beginning March 31, 2000; payable in cash or
                    common stock                                          registered shares of ATSI common stock, at ATSI's
                                                                          election
                    participate in distributions to common stock
                    holders as if preferred stock had been converted
                    into common stock on record date for distribution
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 Dividend           Prior to common stock, ratably with series D          Prior to common stock, ratably with Series A
 Preference         preferred stock                                       preferred stock
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 Liquidation        Prior to common stock, shares ratably with series D   Prior to common stock, ratably with Series A
 Preference         preferred stock; liquidation payment of $100 per      preferred stock; liquidation payment of $1300 per
                    share outstanding plus accrued and unpaid dividends   share outstanding plus accrued and unpaid dividends
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 Voting Rights      Votes as if conversion of outstanding shares          None, except as required by Delaware law
                    occurred on record date for vote;  majority
                    approval required for significant corporate events
                    such as merger or sale
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 Conversion Price   Average of closing sale prices for the 20 trading     Lesser of $5.4375 or 83% of the average of the
                    days preceding issuance times $100 per share, plus    lowest 5 closing bid prices for the common stock
                    accrued and unpaid dividends;  reset on each          during the 10 trading days prior to conversion
                    anniversary date to greater of 75% of initial
                    conversion price or 75% of 20 day trading average
                    prior to anniversary date
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 Conversion Time    From date of issuance to February 28, 2005;           Any time after February 22, 2000, except for a
                    mandatory conversion on February 28, 2005             single 30 day lock out if common stock price falls
                                                                          below $2.50; mandatory conversion of any remaining
                                                                          shares on February 22, 2002
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 Adjustments to     As appropriate in event of stock split, reverse       Upon notice of stock split,  dividend, or issuance
 Conversion Price   stock split or stock dividend                         of additional shares at a discount to market,
                                                                          holder may elect to convert based on average
                                                                          closing bid price during five or fewer trading days
                                                                          preceding conversion;

                                                                          If common stock becomes ineligible for trading on
                                                                          OTCBB, AMEX or NASDAQ, conversion price adjusted to
                                                                          65% of average of five lowest closing bid prices
                                                                          during ten trading days preceding conversion.

                                                                          If ATSI issues common stock, common stock warrants
                                                                          or securities convertible into common stock at a
                                                                          lower price than conversion price for Series D
                                                                          preferred, and agrees to register the common stock,
                                                                                     ---
                                                                          holder's conversion price is adjusted to lowest
                                                                          price for new issuance
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
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 Change of          no special provision                                  holder may elect redemption at 120% of sum of $1300
 Control of ATSI                                                          per share and accrued and unpaid dividends,  or
                                                                          convert to whatever type of security the common
                                                                          stockholders received in the change of control;
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 Mandatory          N/A                                                   Upon change of control of ATSI, holder may elect
 Redemption                                                               redemption at 120% of sum of $1300 per share and
                                                                          accrued and unpaid dividends,  or convert to
                                                                          whatever type of security the common stockholders
                                                                          received in the change of control;

                                                                          Holder may elect redemption at $1270 per share plus
                                                                          accrued and unpaid dividends if  ATSI refuses to
                                                                          honor conversion notice or third party brings suit
                                                                          challenging conversion
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 Optional           At ATSI's option after first anniversary of issue     At ATSI's option if price of common stock falls
 Redemption         date if market price of common stock is 200% or       below price at closing date, for $1270 per share
                    more of conversion price, for $100 per share plus     plus accrued but unpaid dividends plus additional
                    accrued and unpaid dividends                          warrant for 150,000 shares of common stock  (on
                                                                          same terms as warrant issued to The Shaar Fund on
                                                                          February 22, 2000)
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 Trading/           restricted, common shares issued on conversion        Restricted;  common shares issued on conversion to
 Conversion         restricted with exception of common shares            be restricted until registration;
 Restrictions       underlying 10,000 shares of Series A which ATSI has
                    agreed to register                                    one time 30 day lock out if price of common stock
                                                                          is $2.50 or less

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 Registration       For 10,000 shares issued February 4, 2000,            Registration Statement for underlying common stock
 Rights             registration statement for underlying common stock    to be filed by April 1, 2000 and effective by June
                    to be filed by April 30, 2000; with agreement that    1, 2000
                    first third may not be converted into common stock
                    until April 30, 2000, second third until July 31,
                    2000 and final third until October 31, 2000.
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 Liquidated         $25,000  for failure to file registration statement   $60,000 for failing to file by April 1, 2000 or
 Damages for        by April 30, 2000 or obtain effectiveness by 90       obtain effectiveness by June 1, 2000; $60,000 for
 Failure to Meet    days from filing, and $25,000 for each subsequent     each subsequent 30 day period
 Registration       30 day period that targets are not met
 Deadlines
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 Other              N/A                                                   Ten day right of first refusal on issuance of
                                                                          common stock, warrants for common stock, or
                                                                          securities convertible into common stock for price
                                                                          less than then-current market price, or debt with
                                                                          interest greater than 9.9%

                                                                          No issuances of common stock that would cause
                                                                          holder to own more than 5% of ATSI's total common
                                                                          stock at any given time;   if 5% limit would be
                                                                          exceeded on mandatory conversion date ATSI may
                                                                          redeem excess shares or extend conversion date for
                                                                          one year

                                                                          Total issuances of common stock during term of
                                                                          Series D not to exceed 11,509,944 (20% of
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
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                                                                          ATSI's total shares outstanding at closing date)
                                                                          ATSI must redeem any excess

                                                                          May not create new stock having liquidation
                                                                          preference over Series D
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